EXHIBIT (q)(3)

                                POWER OF ATTORNEY

     We, the undersigned officer of Eaton Vance Income Fund of Boston, a Massachusetts business trust, do hereby severally constitute and appoint Alan R. Dynner, Thomas E. Faust Jr., James B. Hawkes and James L. O'Connor, or any of them, to be true, sufficient and lawful attorneys, or attorney for each of us, to sign for each of us, in the name of each of us in the capacities indicated below, the Registration Statement and any and all amendments (including post-effective amendments) to the Registration Statement on Form N-1A filed by Eaton Vance Income Fund of Boston with the Securities and Exchange Commission in respect of shares of beneficial interest and other documents and papers relating thereto.

     IN WITNESS WHEREOF we have hereunto set our hands on the dates set opposite our respective signatures.

       SIGNATURE                        CAPACITY                     DATE
       ---------                        --------                     ----

/s/ Michael E. Weilheimer             President and
-------------------------       Principal Executive Officer     December 4, 2002
Michael E. Weilheimer


/s/ Barbara E. Campbell      Treasurer and Principal Financial
-------------------------         and Accounting Officer        December 4, 2002
Barbara E. Campbell